23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-51264) of Pacific CMA, Inc. of our report dated March 27, 2007, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, MN
April 2, 2007